UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2007

APPLIED INNOVATION INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21352	31-1177192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5800 Innovation Drive

Dublin, Ohio 43016

(614) 798-2000

(Address, including zip code, and telephone number,

including area code, of registrant’s

principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 8, 2007, Applied Innovation Inc. (the “Company”) issued a press release announcing that, at a special meeting, the stockholders of the Company had voted to approve and adopt the Agreement and Plan of Merger, dated as of February 22, 2007, by and among the Company, KEG Holdings, Inc. (“KEG”) and Buckeye Merger Co. (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”).

The Merger closed today, May 10, 2007, with the result that Merger Sub merged with and into the Company and the Company became a wholly-owned subsidiary of KEG. Upon the closing of the Merger, and except with respect to shares for which appraisal rights are properly demanded and perfected, each share of the Company’s common stock, $0.01 par value per share, was cancelled and automatically converted into the right to receive $3.46 per share in cash, without interest.

A copy of the press release issued by the Company on May 8, 2007, is attached hereto as Exhibit 99.1, which press release is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Applied Innovation Press Release, dated May 8, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Innovation Inc.

Date: May 10, 2007	By:	/s/ Jeffrey S. Estuesta
Jeffrey S. Estuesta
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Applied Innovation Press Release, dated May 8, 2007.